                                                                  Conformed Copy

               THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of March 31, 1996 is entered into among MORRISON KNUDSEN CORPORATION, a Delaware corporation ("MKD"), and MORRISON KNUDSEN CORPORATION, an Ohio corporation ("MKO"), (MKD and MKO each a "Borrower," and collectively, the "Borrowers"), the banks and other financial institutions named on Schedule A to the Credit Agreement (as defined below) and whose signatures appear on the signature pages hereto (each, together with its successors and assigns, a "Lender," and collectively, the "Lenders"), Mellon Bank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Bank of America National Trust and Savings Association, Bank of America Illinois and Key Bank of Idaho (each a "Deposit Bank" and collectively, the "Deposit Banks") with reference to the following facts:

                                       RECITALS

    A. Pursuant to the Amended and Restated Credit Agreement dated as of July 31, 1995, as amended October 10, 1995 and January 18, 1996, by and among the Borrowers, the Lenders, the Administrative Agent and Mellon Bank, N.A. and Bank of America National Trust and Savings Association, as Co-Agents (the "Credit Agreement"), the Lenders agreed to make certain financial accommodations to or for the benefit of the Borrowers upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings attributed to them in the Credit Agreement as amended hereby, and (ii) references to sections and subsections shall refer to sections or subsections of the Credit Agreement.

    B. The Borrowers have requested that the Credit Agreement be amended, among other things, to extend the Termination Date and reduce the Maximum Loan Amount.

    C. The Lenders are willing to amend the Credit Agreement upon the terms and conditions set forth in this Amendment, but only upon the condition, among others, that the Borrowers, the Administrative Agent and the Lenders shall have executed and delivered this Amendment to the Administrative Agent.

         NOW, THEREFORE, in consideration of the continued performance by the Borrowers of their promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                  A G R E E M E N T

    1.   AMENDMENT TO CREDIT AGREEMENT.

         1.1  Section 1.1 of the Credit Agreement is hereby amended as follows:

              (a) A new definition of "Cash Collateral Account" is added in appropriate alphabetical order to read as follows:

         "'Cash Collateral Account' has the meaning assigned to it in Section 2.9(a)."

              (b) A new definition of "Cash Collateral Agreement" is added in the appropriate alphabetical order to read as follows:

         "'Cash Collateral Agreement' has the meaning assigned to it in Section 2.9(a)."

              (c) The definition of "Default Rate" is deleted in its entirety and the following is substituted therefor:

         "'Default Rate' means a rate of interest equal to the rate of interest in effect under this Agreement at the time an Event of Default occurs or is continuing plus two percent (2%) per annum."

              (d) The definition of "Existing Lender" is amended by adding a new phrase at the end thereof as follows: "and the successors and assigns of the Existing Lenders."

              (e) A new definition of "Override Agent" is added in appropriate alphabetical order to read as follows:

         "'Override Agent' means the agent under the Override Agreement."

              (f) The definition of "Termination Date" is amended by deleting the date "March 31, 1996" and substituting the date "September 30, 1996" therefor.

              (g) A new definition of "Third Amendment" is hereby added in appropriate alphabetical order to read as follows:

         "'Third Amendment' means the Third Amendment to Amended and Restated Credit Agreement dated as of March 31, 1996, among the Borrowers, the Administrative Agent and the Lenders."

         1.2 Section 2.1 is hereby amended by adding a new Borrowing Period of "April 1, 1996 -- September 30, 1996" at the end of the chart listing the Borrowing Periods and a new Maximum Loan Amount of "$47,500,000" is added opposite such new Borrowing Period on such chart.

         1.3 Section 2.6(a) is amended by deleting the phrase "three percent (3%)" and substituting the phrase "one and one-half percent (1 1/2%)" therefor.

         1.4 Section 2.7 is amended by adding a new subsection (g) to read as follows:

         "(g) THIRD AMENDMENT CLOSING FEE. On the date when the Third Amendment becomes effective, the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders an additional closing fee of $350,000 to be distributed by the Administrative Agent to each Lender in an amount equal to such Lender's Equalization Pro Rate Share."

         1.5  Section 2.9 is amended as follows:

              (a) Section 2.9(a) is amended by adding the following after the last sentence thereof:

              "If the Net Cash Proceeds or insurance proceeds received by the Borrowers is greater than the Loans, the Borrowers shall place such excess in an account to be established pursuant to the terms of a cash collateral agreement (the "Cash Collateral Account") to be executed in substantially the form of Exhibit F - Form of Cash Collateral Agreement (the "Cash Collateral Agreement"). Funds maintained in the Cash Collateral Account shall be maintained and disbursed pursuant to the terms of the Cash Collateral Agreement. The Commitments shall not be reduced by the amount held in the Cash Collateral Account unless All Lenders shall agree to such reduction of the Commitments."

              (b) Section 2.9(b) is amended by adding the following after the last sentence thereof:

              "If the Net Cash Proceeds or insurance proceeds received by the Borrowers is greater than the Loans, the Borrowers shall place such excess in the Cash Collateral Account pursuant to the terms of the Cash Collateral Agreement. Funds maintained in the Cash Collateral Account shall be maintained and disbursed pursuant to the terms of the Cash Collateral Agreement. The Commitments shall not be reduced by the amount held in the Cash Collateral Account unless All Lenders shall agree to such reduction of the Commitments."

              (c) Section 2.9 is amended by adding a new subsection (g) to read as follows:

         "(g) Immediately upon the refinancing of all of the Existing Indebtedness (as such term is defined in the Override Agreement), the Borrowers shall prepay the Obligations in full."

         1.6 Section 13.6 is hereby amended by adding new clauses (iv) and (v) at the end of the first sentence thereof as follows:

         "(iv) any change to the Cash Management System, any change to the definition of Obligations that reduces the extent of the obligations arising under the Cash Management System that are included within such definition, any change to Section 2.10 or Section 2.11 that reduces or delays payment of any Obligations under the Cash Management System or the rights of any Deposit Bank under such Sections, any change to the definitions in the Collateral Agent Agreement of "Cash Management Bank," "Cash Management Deficiency Notice," "Cash Management Loss," "Cash Management Share," "Determination Date" or "Trigger Date," or any change to
    Section 4.5 of the Collateral Agent Agreement, shall require the consent of each Deposit Bank affected by such change; PROVIDED, HOWEVER, that no Deposit Bank's consent shall be required for Majority Lenders to amend the Cash Management System or the definition in the Collateral Agent Agreement of "Cash Management Bank" to (x) replace a Deposit Bank with a new bank or financial institution or (y) terminate a Deposit Bank's status as a Deposit Bank under the Cash Management System, so long as such replacement or termination does not change any rights that such Deposit Bank had with respect to any transactions occurring or Obligations arising prior to its replacement or termination; and (v) any change to any agreement expressly made by or any obligation expressly owed to Bank of America National Trust and Savings Association in any capacity other than as a Deposit Bank, shall require the consent of Bank of America National Trust and Savings Association.

         1.7 Exhibit C -- Budget is hereby deleted in its entirety and the Budget attached hereto as Exhibit C is substituted therefor.

         1.8 A new Exhibit F - Form of Cash Collateral Agreement is added in the form attached hereto as Exhibit F.

         1.9 Schedule A -- Schedule of Lenders is hereby deleted in its entirety and the Schedule of Lenders attached hereto as Schedule A is substituted therefor.

         1.10 Each reference in the Credit Agreement to a Co-Agent or the Co-Agents and to the words "and," "or," "together with" or any other words of like import used in conjunction therewith are deleted hereby, and any references to the Agents shall mean and refer to the Administrative Agent and the Collateral Agent.

    2. WAIVER OF ESTABLISHMENT OF CASH COLLATERAL ACCOUNT OUTSIDE OF THE CASH MANAGEMENT SYSTEM

         Pursuant to Sections 2.13 and 7.17 of the Credit Agreement, the Borrowers are required to maintain the Cash Management System set forth in Schedule F to the Credit Agreement and to comply with each of the covenants therein. Pursuant to Section 2 of the Cash Management System, the Borrowers are prohibited from opening any new accounts without the prior written consent of the Collateral Agent. In addition, pursuant to Section 5 of the Cash Management System, the Borrowers covenant that all funds shall be deposited in the Cash Management System accounts. The Bridge Lenders hereby waive the requirements of Sections 2.13 and 7.17 of the Credit Agreement and Sections 2 and 5 of the Cash Management System with respect to, and only with respect to, the opening of the Cash Collateral Account for deposit of amounts pursuant to Section 2.9.

    3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective only upon satisfaction of each of the following conditions:

              (a) THIRD AMENDMENT. The Administrative Agent shall have received copies of this Amendment that, when taken together, bear the signatures of the Borrowers, the Administrative Agent and each of the Lenders, and the consent of each of the Deposit Banks.

              (b) GUARANTOR CONSENTS. The Administrative Agent shall have received a copy of the accompanying Guarantor Consents executed by each of the Guarantors.

              (c) THE NOTES. The Administrative Agent shall have received, for the benefit of each Lender, a Note conforming to the requirements of
Section 2.4 of the Credit Agreement.

              (d) SURRENDER OF EXISTING NOTES. Each Lender shall have delivered the Notes outstanding under the Credit Agreement prior to the effective date of this Amendment for cancellation and delivery to the Borrowers.

              (e) LETTER AGREEMENT RE: INTERCREDITOR AGREEMENT. The Administrative Agent shall have received copies of that certain letter dated March 31, 1996 from the Lenders to the Override Agreement regarding the Intercreditor Agreement that, when taken together, bear the signatures of the Administrative Agent and each of the Lenders.

              (f) PAYMENT OF DEFERRED INTEREST. The Deferred Interest (as such term is defined under the Override Agreement) together with interest thereon shall have been paid in full.

              (g) LEGAL OPINION OF THE BORROWERS' COUNSEL. The Administrative Agent shall have received the legal opinion of Jones, Day, Reavis & Pogue and of Hawley Troxell Ennis & Hawley, counsel to the Borrowers and Guarantors, and such other counsel approved by the Administrative Agent, dated the date hereof, and addressed to the Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent.

              (h) PAYMENT OF FEES AND EXPENSES. The Borrowers shall have paid all fees set forth in Section 2.7 of the Credit Agreement, as modified hereby, that are payable upon the effective date of this Amendment and such other fees and expenses of the Steering Committee Lenders and their Professionals set forth in that certain side letter dated March 31, 1996.

              (i) ASSIGNMENTS OF COMMITMENTS. The assignment and assumption of the Loans and Commitments set forth on the Schedule of Lender Assignments attached as Schedule I hereto shall have been consummated.

              (j) PREPAYMENT. The Borrowers shall have paid (i) the accrued and unpaid interest on the Loans as of the effective date of this Amendment,
(ii) the accrued and unpaid Unused Commitment Fee as of the effective date of this Amendment, and (iii) the aggregate principal amount of any Loans that exceed the Maximum Loan Amount or the Commitments under the Credit Agreement, as amended hereby.

              (k) OTHER MATTERS. The Administrative Agent shall have received all other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidence of other legal matters, in form and substance satisfactory to the

Administrative Agent and its counsel, as the Administrative Agent may reasonably request.

    4.   REFERENCE TO AND EFFECT ON CREDIT AGREEMENT AND RELATED
         DOCUMENTS.

              (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the Loan Documents to the Credit Agreement shall also mean and be a reference to the Credit Agreement as amended hereby.

              (b) Except as expressly modified under Section 1 of this Amendment, all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference, and the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by the Borrowers.

              (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agents or the Lenders under the Credit Agreement or any of the Loan Documents or Restructuring Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents or Restructuring Documents.

    5. AMENDMENT TO OVERRIDE AGREEMENT. Pursuant to Section 6 of the Intercreditor Agreement, upon receipt by the Override Agent or the Existing Lenders of written notice of this Amendment and the waiver contained therein, the Override Agent and the Existing Lenders are deemed to have agreed to, and voted in favor of, the same waiver with respect to the Cash Collateral Account under Section 2.13 and 7.17 of the Override Agreement and Sections 2 and 5 of the Cash Management System (Schedule E) to the Override Agreement.

    6. ENTIRE AGREEMENT. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

    7. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) such Borrower has previously advised the Administrative Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.


    8.   MISCELLANEOUS.

         8.1 COUNTERPARTS. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Person delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to the Administrative Agent promptly after such facsimile transmission.

         8.2 AUTHORITY. Each Person executing this Amendment represents and warrants that he or she is lawfully authorized and empowered to execute this Amendment on behalf of the entity on whose behalf such Person is signing, and that upon execution, this Amendment will be binding upon such entity, without any further approval, ratification or other action.

         8.3 HEADINGS. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

         8.4 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in such commonwealth, without regard to the principles thereof regarding conflict of laws.

         8.5 CONFLICT OF TERMS. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized representatives as of the day and year first above written.

BORROWERS:              MORRISON KNUDSEN CORPORATION
                        (a Delaware corporation)


                        By:  /s/ Douglas L. Brigham
                             --------------------------------
                        Title: Vice President and Treasurer


                        MORRISON KNUDSEN CORPORATION
                        (an Ohio corporation)


                        By:  /s/ Douglas L. Brigham
                             --------------------------------
                        Title: Vice President and Treasurer


AGENT:

                        MELLON BANK, N.A., as Administrative
                        Agent and a Lender


                        By   /s/ Kurt L. Hewett
                             --------------------------------
                        Title: Vice President

                    [ADDITIONAL SIGNATURES CONTINUED ON NEXT PAGE]

LENDERS:

BANQUE NATIONALE DE PARIS

By: /s/ Katherine Wolfe
   -----------------------------
Title: Vice President

By: /s/ Debra Hermsmeyer
   -----------------------------
Title: Vice President


INTERNATIONALE NEDERLANDEN (U.S) CAPITAL CORP.

By: /s/ Joan M. Chiappe
   -----------------------------
Title: Vice President


MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By: /s/ John Engelen
   -----------------------------
Title: Managing Director


NOMURA HOLDING AMERICA, INC.

By: /s/ Lawrence Pomerantz
   -----------------------------
Title: Exec. Managing Director


SWISS BANK CORPORATION, CAYMAN ISLANDS BRANCH

By: /s/ Andrea Lodahl Henneman
    ----------------------------
Title: Director, Legal Affairs
       -------------------------

By: /s/ Bernd E. Kallmeyer
    ----------------------------
Title: Director, Legal Affairs
       -------------------------

DEPOSIT BANKS:


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION

By: /s/ C.Y. Strand
   -----------------------------
Title: Vice President


BANK OF AMERICA ILLINOIS

By: /s/ C.Y. Strand
   -----------------------------
Title: Attorney In Fact


KEY BANK OF IDAHO

By: /s/ Richard L. Toney
   -----------------------------
Title: Vice President

                                  GUARANTOR CONSENTS

         Each of the undersigned, a Guarantor under a Guaranty, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of its Guaranty and its Guaranty Security Agreement, (ii) acknowledges receipt of a copy of the Third Amendment to Amended and Restated Credit Agreement dated as of March 31, 1996 (the "Amendment") and (iii) consents to all of the provisions of the Amendment.

NATIONAL PROJECTS, INC.,               CHEMICAL DEMILITARIZATION OF ANNISTON
a Nevada corporation                   COMPANY, a Nevada corporation


By: /s/ Douglas L. Brigham             By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:   Treasurer                     Title:   Vice President and  Treasurer

MORRISON-KNUDSEN SERVICES, INC.,       MK PROJECTS COMPANY,
a Nevada corporation                   a Nevada corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:  Treasurer                      Title:  Vice President and Assistant
                                               Treasurer

ATASCOSA MINING CO.,                   MK CAPITAL COMPANY
a Nevada corporation                   a Nevada corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:  Treasurer                      Title:  Treasurer

CENTENNIAL ENGINEERING, INC.,          MK-FERGUSON ENGINEERING COMPANY,
a Colorado corporation                 a Michigan corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:   Assistant Treasurer           Title:   Assistant Treasurer

CF SYSTEMS CORPORATION,
a Massachusetts corporation


By:  /s/ Douglas L. Brigham
    --------------------------
Title:   Treasurer

                         [SIGNATURES CONTINUED ON NEXT PAGE]

MK-FERGUSON OF IDAHO COMPANY,          YAMPA MINING CO.,
a Idaho corporation                    a Nevada corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:   Treasurer                     Title:   Treasurer

MK-FERGUSON OF OAK RIDGE COMPANY,      MORRISON-KNUDSEN COMPANY, INC.,
a Tennessee corporation                a Delaware corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:   Treasurer                     Title:  Vice President and Treasurer

MK INFRASTRUCTURE CORPORATION,         MORRISON-KNUDSEN ENGINEERS, INC.,
a Delaware corporation                 a Nevada corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:   Assistant Treasurer           Title:  Vice President and Treasurer

MK-TRAIN CONTROL, INC.,                MORRISON-KNUDSEN INTERNATIONAL
a Nevada corporation                   Company, Inc., a Nevada corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------             ---------------------------
Title:   Treasurer                     Title:  Vice President and Treasurer

NAVASOTA MINING COMPANY, INC.,         AMERICAN PIPING & BOILER CO.,
a Nevada corporation                   a Nevada corporation


By:  /s/ Douglas L. Brigham            By:  /s/ Douglas L. Brigham
    --------------------------              --------------------------
Title:   Treasurer                     Title:   Treasurer

                                       MORRISON KNUDSEN CORPORATION OF
                                       VIET NAM, a Nevada corporation


                                       By:  /s/ Douglas L. Brigham
                                            --------------------------
                                       Title:   Treasurer

                                EXHIBITS AND SCHEDULES


    [The Registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of Exhibits and or Schedules hereto.]